As filed with the Securities and Exchange Commission on July 11, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________

TONIX PHARMACEUTICALS HOLDING CORP.

(Name of registrant in its charter)

Nevada	26-1434750
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

509 Madison Avenue, Suite 306

New York, New York 10022

(212) 980-9155

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seth Lederman

Chief Executive Officer

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue, Suite 306

New York, New York 10022

(212) 980-9155

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Flr.

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Registration No. 333-192541

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	—	—	1,304,350.00	168.00
Total	—	—	$1,304,350.00	$168.00

(1)	The Registrant previously registered common stock, preferred stock, warrants and units with an aggregate offering price not to exceed $50,000,000 on a registration statement on Form S-3 (File No. 333-192541), as amended, which was declared effective on January 8, 2014. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of the Registrant’s common stock as shall have an aggregate offering price not to exceed $1,304,350 is being registered hereby. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the shares of common stock registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of securities of the Registrant being registered hereby. The Registrant previously registered securities pursuant to a registration statement on Form S-3 (File No. 333-192541), as amended, for which a fee of $6,440 was paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities of the Registrant contemplated by the Registration Statement on Form S-3, as amended (File No. 333-192541), originally filed by the Registrant on November 26, 2013, as amended (the “Prior Registration Statement”), and which the Commission declared effective on January 8, 2014.

This Registration Statement is being filed for the sole purpose of registering for issuance and sale an increase of $1,304,350 of the maximum aggregate offering price of our common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the remaining maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 11th day of July, 2014.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 11, 2014	By:	/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer (Principal Executive Officer)

Date: July 11, 2014	By:	/s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ SETH LEDERMAN Seth Lederman	Chief Executive Officer (Principal Executive Officer) and Director	July 11, 2014
/s/ LELAND GERSHELL Leland Gershell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 11, 2014
* Stuart Davidson	Director	July 11, 2014
* Patrick Grace	Director	July 11, 2014
* Donald W. Landry	Director	July 11, 2014
* Ernest Mario	Director	July 11, 2014
* Charles Mather IV	Director	July 11, 2014

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* John Rhodes	Director	July 11, 2014
* Samuel Saks	Director	July 11, 2014

*By:     /s/ SETH LEDERMAN

Seth Lederman

Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

5.01	Opinion of Sichenzia Ross Friedman Ference LLP.

23.01	Consent of EisnerAmper, LLP, Independent Registered Public Accounting Firm.

23.02	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.01 to this Registration Statement.

24.01	Power of Attorney (incorporated by reference from the Prior Registration Statement).

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